                                                                  EXHIBIT 10.4


                        CONFIDENTIAL EMPLOYMENT AGREEMENT

                            dated December 14, 1998


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                          T A B L E  O F  C O N T E N T S

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                                                                            PAGE
                                     PART 1
                                 INTERPRETATION

     Interpretation                                                           2


                                     PART 2
                          EMPLOYMENT, TERMS AND DUTIES

     Employment                                                               2
     Term                                                                     3
     Title                                                                    3
     Particular Duties                                                        3
     General Duties                                                           3
     Location                                                                 3


                                     PART 3
                                  COMPENSATION

     Salary and Bonus                                                         4
     Other Benefits                                                           4
     Stock Option                                                             4
     Review                                                                   4
     Vacation                                                                 5


                                     PART 4

                          NEEFE'S ADDITIONAL COVENANTS

     Confidential Information                                                 5
     No Disclosure                                                            5
     No Competition                                                           6
     Notice of Conflict                                                       6
     Exceptions                                                               7
     Charitable or Government Service Exception                               7
     Company's Proprietary Rights                                             8
     Special Remedies                                                         8


                                     PART 5
                                   TERMINATION

     Notice of Termination                                                    9
     Annual Renewal                                                           9


     StressGen Guarantee                                                      9
     Election by Neefe                                                        9
     Termination for Just Cause and Other Events of Early Termination         9
     Effect of Termination under Section 5.5 10
     Effect on Benefits                                                      10
     Return of Property                                                      11
     Resignation of Director and Officer                                     11


                                     PART 6
                             RESOLUTION OF DISPUTES

     Mediation                                                               11
     Arbitration                                                             12


                                     PART 7
                                     GENERAL

     Further Assurances                                                      12
     Assignment                                                              12
     Severability                                                            12
     Waiver and Consent                                                      13
     Notice                                                                  13
     Binding Effect                                                          14
     Governing Law                                                           14
     Counterparts                                                            14
     Entire Agreement                                                        14
     Survival of Terms                                                       14


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                                      - 1 -


                        CONFIDENTIAL EMPLOYMENT AGREEMENT

THIS AGREEMENT dated for reference and made effective the 1st day of December, 1998 (the "Effective Date")

BETWEEN:

         STRESSGEN BIOTECHNOLOGIES, INC., a body corporate duly incorporated under the laws of the State of Delaware, having a registered office at 32 Loockerman Square, Suite L-100, City of Dover, Kent County, Delaware 19904

         (the "Company")

                                                        OF THE FIRST PART

AND:

         DR. JOHN R. NEEFE, of 562 Berwyn Baptist Road, Devon, Pennsylvania 19333-1002, U.S.A.

         ("Neefe")

                                                        OF THE SECOND PART


WHEREAS:

A. The Company, together with its 100% parent company StressGen Biotechnologies Corp. ("StressGen"), is engaged in the business of acquiring, inventing, developing and commercializing inventions, methods, processes and products in the fields of chemistry, biochemistry, biotechnology and environmental sciences including, without limitation, the application of the cellular stress response phenomena for research, industrial, medical and environmental uses;

A) Neefe will be employed by the Company and will be responsible for the activities of the clinical and regulatory matters of the Company; and

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                                      -2-


B) The Company and Neefe have mutually agreed to evidence the continuing terms of Neefe' full time employment by the Company by this Agreement which is to supersede all prior agreements between the parties;

WITNESSETH that the parties mutually agree as follows:

                                 PART 1

                            INTERPRETATION

INTERPRETATION

1.1 For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

     a) "this Agreement" means this agreement of employment as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof,

     b) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, subsection or other subdivision,

     c) all references to currency means United States currency,

     d) a reference to an entity includes any entity that is a successor to such entity,

     e) the headings are for convenience only and are not intended as a guide to interpretation of this Agreement or any portion hereof,

     f) a reference to a statute includes all regulations made pursuant thereto, all amendments to the statute or regulations in force from time to time, and any statute or regulation which supplements or supersedes such statute or regulations, and

     g) "Board" means the board of directors of the Company as from time to time constituted.

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                                      -3-

                                      PART 2

                          EMPLOYMENT, TERMS AND DUTIES

EMPLOYMENT

2.1 The Company hereby confirms the employment of Neefe and Neefe hereby undertakes employment by the Company on a full-time basis upon and subject to the terms and conditions of this Agreement.

TERM

2.2 Employment by the Company of Neefe hereunder shall commence on December 7, 1998 and shall not have a fixed term but shall continue until terminated pursuant to Part 5.

TITLE

2.3 Neefe shall have the title of Vice President, Clinical Research and Regulatory Affairs.

PARTICULAR DUTIES

2.4 Notwithstanding Neefe is employed by the Company, Neefe shall be generally responsible for overseeing the Company's clinical and regulatory affairs and such other duties as may he may be assigned by the StressGen's Executive Vice President ("EVP") of Research & Development or as determined by StressGen's Chief Executive Officer ("CEO") reasonably commensurate with the foregoing and he shall report directly to the EVP of Research or Development or such other senior officer as may be designated by the CEO.

GENERAL DUTIES

2.5  During the term of this Agreement, Neefe will

     h) diligently perform his duties arising under this Agreement to the best of his skill and ability, and


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                                      -4-

     i) attend to his duties on a full-time basis, at the specific times and days as reasonably directed by the Company, excepting holidays, absence due to sickness and other authorized absences as set out in this Agreement.

LOCATION

2.6 Neefe shall provide the services pursuant to this agreement from Neefe's residence until such time as the Company establishes offices in the Philadelphia vicinity. There shall be no charge to the Company for the use of the residence except for out-of-pocket expenses of Neefe.

                                 PART 3

                             COMPENSATION

SALARY AND BONUS

3.1 The Company will pay Neefe a base annual salary of US$200,000 (the "Salary") commencing the Effective Date payable semi-monthly in arrears, subject to customary amounts held back pursuant to income tax and social security laws and the like.

3.2 The Company will pay Neefe an annual bonus of 20% which is to be paid within three months of each full year Neefe is employed hereunder (the "Bonus"). The parties agree that for the first full year of this contract the bonus shall be not less that 20% US($40,000).

OTHER BENEFITS

3.3 In addition to the other compensation set out in this Agreement, Neefe shall participate in such health, medical, insurance or other benefit plans established by StressGen from time to time and made available to senior officers of StressGen which benefits notwithstanding they are provided by StressGen shall be deemed to be provided by the Company directly.

STOCK OPTION

3.4 Neefe shall, on the Effective Date, participate in StressGen's stock option plan (designated the "1996 Plan") to the extent of 100,000 options with the exercise


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                                     -5-

price based on the Toronto Stock Exchange closing price determined as of November 30, 1998. If Neefe dies during the term of this Agreement, then all vested share option rights, if any, may be exercised, subject to the plan, by the lawful representative of the estate of Neefe. The 100,000 share purchase options shall vest, and only be exercisable based upon Neefe's continued employment with the Company. In particular, 33,333 options will vest after the first year of employment hereunder and 33,333 shall vest after completion of the second full year of employment and the remainder after completion of the third full year of employment. A copy of the 1996 Plan will be provided by the Company to Neefe on request.

REVIEW

3.5  At the end of each calendar year of employment,

     j) the Board will carry out an objective review of the terms of reference of the positions held by Neefe, the compensation to Neefe and Neefe's performance including, without limitation, comparable salaries in the marketplace, and if warranted,

     k) the Company may increase (but may not decrease) the base salary provided to Neefe for subsequent years if this contract has not been terminated.

VACATION

3.6 Neefe shall be entitled to four weeks of annual vacation to be taken at time(s) mutually satisfactory to Neefe and the Company, acting reasonably.

                                 PART 4

                     NEEFE'S ADDITIONAL COVENANTS

CONFIDENTIAL INFORMATION

4.1 Neefe acknowledges that in the course of his employment by the Company he will have access to and be entrusted with confidential information and trade secrets of the Company and StressGen (collectively the "Confidential Information") relating to the business affairs, customers, suppliers, technology, proprietary rights, patents, research, plans, research data, marketing techniques, manufacturing methods,


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                                     -6-

procedures and techniques, industrial designs, inventions, improvements, discoveries and routines concerning the Company and StressGen, its business and those of its affiliates and of its customers and their particular business requirements, the disclosure of any which to competitors of the Company or the general public would be highly detrimental to the best interests of the Company or its affiliates, as the case may be. Neefe agrees to maintain the utmost confidentiality respecting the foregoing.

Neefe further acknowledges that in the course of employment by the Company he might, from time to time, be a representative of the Company or StressGen in negotiations and discussions with others and as such will be significantly responsible for maintaining or enhancing the goodwill of the Company and its affiliates.

Neefe further acknowledges that the right to maintain the confidentiality of the Confidential Information and the right to preserve its goodwill are proprietary rights which the Company and StressGen are entitled to protect.

NO DISCLOSURE

4.2 Neefe will not, during the term of this Agreement and thereafter, disclose any of the Confidential Information to any person nor will he use the Confidential Information for any purpose other than the best interests of the Company or an affiliate of the Company nor will he disclose or use for any purpose other than those of the Company or its affiliates the private affairs of the Company or of the affiliates of the Company or any other confidential or proprietary information which he might acquire during the course of his employment by the Company with relation to the business and affairs of the Company or its affiliates except:

     l)   with the prior written authorization of the Company,

     m)   as required to carry out the purposes of this Agreement,

     n)   as otherwise permitted under this Agreement, or

     o) where the Confidential Information is in or comes into the public domain through no act or omission of Neefe.

NO COMPETITION

4.3 Except with the prior written consent of the Company or pursuant to this Part 4 during the term of this Agreement and for one year thereafter Neefe will not


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                                      -7-

     p) accept employment or provide services to any person or engage in any business (directly or through any kind of ownership or other arrangement other than ownership of 5% or less of securities of publicly held corporations) which can be reasonably seen as a competitor of the Company or its affiliates and which is involved in the business of researching or commercializing applications associated with the cellular stress response in areas that are being pursued by the Company or StressGen during or prior to the term hereof or which the Company or StressGen have expended significant resources in anticipation of future activity and will not at any time after termination hereof:

               i) interfere with the contractual arrangements between the Company or StressGen and any of their employees, consultants, contractors, suppliers, agents and any one else in a contractual or fiduciary relationship with the Company or StressGen and will not recruit, hire, assist others in recruiting or hiring any employee of the Company or StressGen, or

               ii) take any other action inconsistent with the fiduciary relationship of a senior executive officer to his employer; and

providng that the restriction contained in this Section 4.3 will not apply where Neefe is employed by an entity which has operations or a division which could be said to be a competitor of the Company if Neefe is not employed in those operations or by that division and does not in any material way contribute his knowledge or efforts to them.

NOTICE OF CONFLICT

4.4 If the Board, acting reasonably, determines that Neefe is engaging in an activity which it deems to be a conflicting activity and Neefe is so engaged, then the Company will so advise Neefe in writing and Neefe will, as soon as possible in order to minimize any injury to the Company and in any event 10 days, or such longer period as the Company agrees upon, after receipt of notice,

     q)   discontinue the activity, and

     r) certify in writing to the Company that he has discontinued the conflicting activity including where appropriate by sale or other disposition or by transfer of all such interests, except a beneficial interest, into a "blind trust" or other fiduciary arrangement over which Neefe has no control, direction or discretion; or
advise the Company that he disputes the conflict and the matter shall be referred to arbitration.

EXCEPTIONS

4.5  Nothing in Part 4 will operate to prevent Neefe from

     s) owning shares of any corporation, the shares of which are listed for trading on any stock exchange or which are traded on the over-the-counter market, provided that the shareholding does not constitute 5% or more of the equity of the corporation;

     t) acquiring any business (whether by the purchase of shares, assets or otherwise) for bona fide commercial reasons where an incidental part of the business would otherwise be prohibited under this Agreement but only if Neefe and his affiliate(s) and associate(s), as the case may be, use their best efforts to divest themselves upon reasonable terms and with all reasonable speed of the incidental parts;

     u) serving as an officer or director, or be involved in, or receive any compensation from any other entity which does not compete with the Company provided that Neefe would not be otherwise in conflict with his obligations of loyalty to the Company and to render his full-time services to the Company and its affiliates during the term of his employment by the Company.

CHARITABLE OR GOVERNMENT SERVICE EXCEPTION

4.6 Despite the other provisions of Part 4, Neefe may serve, with or without compensation, on the boards of governing bodies of corporations of governmental or public, private, religious or charitable boards or committees as he might determine, provided that the objectives of the organization are not, in the reasonable opinion of the Company's President, inimical or competitive to the interests of the Company and he may devote a reasonable amount of his time (including time during business hours) to the affairs of those organizations as he may reasonably determine as long as his services to the Company are not thereby materially reduced in quantity or quality.

COMPANY'S PROPRIETARY RIGHTS

4.7 Notwithstanding anything else in this Agreement, it is expressly acknowledged and understood by Neefe that all the work product of Neefe while


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                                     -9-

employed full time by the Company pursuant to the terms hereof (except work product relating to activies described in Section 4.6) shall belong to the Company absolutely, and notwithstanding the generality of the foregoing, all patents, inventions, improvements, notes, documents, correspondence, produced by Neefe during the term of employment hereunder shall be the exclusive property of the Company. Neefe further agrees to execute without delay or further consideration any patent assignments, conveyances, other documents and assurances as may be necessary to effect the intent of this provision.

SPECIAL REMEDIES

4.8 Neefe acknowledges his obligations under this Part 4 are of a special character and that in the event of any conduct by him in violation of this Agreement or any of these obligations, the Company will sustain irreparable injury and that money damages will not provide an adequate remedy therefor. Accordingly, Neefe agrees that in addition to other remedies and damages available to the Company at law or otherwise and if the Company so elects, the Company is entitled

     v) to institute and prosecute proceedings either at law or in equity in any court of competent jurisdiction,

     w) to obtain damages for the conduct,

     x) to enforce specific performance,

     y) to enjoin Neefe, any principal, partner, agent, servant, employer and employee of Neefe, and any other person acting for, on behalf of or in conjunction with Neefe from the conduct, or

     z) to obtain any other relief or any combination of the foregoing which the Company may elect to pursue.

4.9 If any restriction as to time, area, capacity or activity imposed on Neefe by this Agreement is finally determined by a Court of competent jurisdiction to be unenforceable (the "Offending Restriction") and so often as it occurs, Neefe agrees that upon written notice from the Company specifying for inclusion in this Agreement a lesser time or area, fewer capacities or an activity of lesser scope than now contained in this Agreement (the "Lesser Restriction"), then this Agreement will be deemed to be amended by the substitution of the Lesser Restriction for the Offending Restriction insofar as is lawfully enforceable.

                                 PART 5

                              TERMINATION

NOTICE OF TERMINATION

5.1 Subject to Section 5.2, Neefe's employment may be terminated before the end of the then current term of this Agreement on

     aa) the effective termination date set out in any notice given by the Company to Neefe of not less than twelve months written notice. In the event of termination of Neefe's employment within twelve months of a change of control of StressGen, Neefe shall receive as severance a payment equal to the last two years' compensation. Change of control shall mean a change in ownership of StressGen's outstanding common shares within any three month period of at least 50% which involves or results in a change in the majority of the members of StressGen's board of directors. Neefe may terminate his employment at any time on three months' notice to the Company, or

     bb) the effective termination date as set out in any agreement between the Company and Neefe for voluntary termination.

ANNUAL RENEWAL

5.2 This Agreement shall be deemed to be annually renewed unless notice of termination by either party pursuant to Section 5.1 is given.

STRESSGEN GUARANTEE

5.3 The Company represents that has StressGen guaranteed the due performance of every obligation of the Company to Neefe hereunder.

ELECTION BY NEEFE

5.4 Neefe may, by notice to the Company, elect to take the compensation to be paid under Section 5.1 in a lump sum payment or in instalments over any period as he may specify.


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                                     -11-

TERMINATION FOR JUST CAUSE AND OTHER EVENTS OF EARLY TERMINATION

5.5 Despite any other term of this Agreement to the contrary, Neefe' employment (and any office held by him) by the Company may be terminated by the Company without a notice period upon the first to happen of the following:

     cc) the death of Neefe;

     dd) the physical or mental incapacity of Neefe and as a result of which Neefe is unable to substantially perform his duties under this Agreement for a period in excess of 180 days;

     ee) the receipt by Neefe of written notice from the Board terminating his employment for just cause where "just cause" means any of the following events:

          iii) any material or persistent breach by Neefe of the terms of this Agreement which does or can reasonably be seen to be likely to cause material loss to the Company or deny the Company the benefit of Neefe's services;

          iv) conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation, or misappropriation of money or property of the Company or any affiliate of the Company,

          v) a willful failure or refusal by Neefe to satisfy his obligations to the Company under this Agreement including without limitation, specific lawful and ethical directives, reasonably consistent with this Agreement, of the Board of Directors,

          vi) any grossly negligent or willful conduct of Neefe that directly results in substantial loss or injury to the Company; however no termination is deemed to be for just cause under this Agreement, except for termination for a conviction under Section 5.5, or an act constituting just cause which has already occurred and which is ascertained to have caused the Company a financial loss or loss of goodwill, unless the Board first gives written notice of Neefe advising of the acts or omissions that constitute failure or refusal to perform his obligations and the failure or refusal continues after

     Neefe has had a reasonable opportunity to correct the acts or omissions as set out in the notice.

EFFECT OF TERMINATION UNDER SECTION 5.5

5.6 If the Company terminates Neefe's employment under Section 5.5, then he is not entitled to receive and the Company will not pay any salary, damages or other sums as a consequence of the termination except for salary and unpaid and reimburseable expenses accrued but unpaid to the effective termination date and Neefe shall resign from any office with the company or an affiliate which the Company can not by itself lawfully terminate.

EFFECT ON BENEFITS

5.7 Upon termination of this Agreement, whether by the passage of time or otherwise under this Part 5, Neefe's vested rights and coverage, if any, and subject to the provisions of general application, under the Company's group insurance, stock option, profit sharing and bonus plans shall not be diminished, cancelled or prejudiced in any way by reason thereof.

RETURN OF PROPERTY

5.8 On the effective termination date, Neefe will deliver up to the Company, in a reasonable state of repair, all property including without limitation, all copies, extracts and summaries, whether in written, digital, magnetic or electronic form, of documents and information of the Company in the possession or under the control or direction of Neefe at the termination date.

RESIGNATION OF DIRECTOR AND OFFICER

5.9 Upon termination hereof Neefe will resign as an officer and, if applicable, director of the Company and StressGen and of any subsidiaries or affiliates, and of any other entity where Neefe has been appointed or nominated by the Company or StressGen.

                                 PART 6

                        RESOLUTION OF DISPUTES

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                                     -13-

MEDIATION

6.1 The parties will, in good faith, use their best efforts to resolve among themselves any dispute arising under or in connection with this Agreement. If the parties are unable to resolve a dispute, then before recourse to arbitration, then, except for a matter that would justify the granting of a preliminary injunction, the parties will jointly refer the matter to a mutually acceptable third party ("Mediator") to mediate the matter between the parties then in dispute upon the following terms and otherwise upon terms in accordance with rules or procedures and evidence then acceptable to the parties in dispute:

     ff) the decision of the Mediator will not be binding upon the parties;

     gg) the process of mediation will be confidential and without prejudice to the respective rights of the parties in dispute;

     hh) regardless of the outcome of the mediation, no party will be obligated to pay more than its own cost of participation in the mediation and one-half of the costs of the Mediator;

     ii) at any time after the appointment of the Mediator a party may, either in conjunction with or in the place of mediation, pursue all remedies otherwise available to the party in law or in equity under this Agreement.

ARBITRATION

6.2 All disputes between the Company and Neefe relating to this Agreement or the conduct or application of this Agreement which are not resolved under Section 6.1, will be referred by the parties to a single arbitrator in Victoria, British Columbia, for resolution in accordance with and under the provisions of the American Arbitration Association.

6.3 The mediator or arbitrator appointed hereunder shall award the costs of the mediation or arbitration against the parties based on his assessment of the relative merits of the position of the parties to the dispute.

                                 PART 7

                                GENERAL

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                                     -14-


FURTHER ASSURANCES

7.1 Each party will, at its own expense and without expense to any other party, execute and deliver the further agreements and other documents and do the further acts and things as the other party reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement.

ASSIGNMENT

7.2 Neither party may assign any right, benefit or interest in this Agreement without the prior written consent of the other party. Any purported assignment without such consent will be void.

SEVERABILITY

7.3 If any one or more of the provisions contained in this Agreement or the application of any of them to a person or circumstance is held by a court to be illegal, invalid or unenforceable in respect of any jurisdiction, then to the extent so held, it is separate and severable from this Agreement but the validity, legality and enforceability of the provision will not in any way be affected or impaired in any other jurisdiction and the remainder of the Agreement or the application of the provision to persons or circumstances other than those to which it is held to be invalid, illegal or unenforceable is not affected unless the severing has the effect of materially changing the economic benefit of this Agreement to Neefe or the Company.

WAIVER AND CONSENT

7.4 No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Neefe and on behalf of the Company by an officer specifically designated by the Board. No waiver by a party at any time or any breach by the other party of a term of this Agreement or of performance of an obligation to be performed by the other party under this Agreement is deemed to be a waiver of similar or dissimilar terms or obligations at the same, any prior or subsequent time.

NOTICE

7.5 A notice, demand, request, statement or other evidence required or permitted to be given under this Agreement (a "notice") must be written. It will be sufficiently given if delivered to the address of a party set out on Page 1 and if

     jj) delivered in person to Neefe either by certified mail or courier so that a delivery receipt is obtained, or

     kk) delivered to the Company or the President of the Company, as the case may be, either by certified mail or courier so that a delivery receipt is obtained.

At any time, a party may give notice to the other party of a change of address and after the giving of the notice, the address specified in the notice will be considered to be the address of the party for the purpose of this Section.

Any notice delivered or sent in accordance with this Section will be deemed to have been given and received

     (a) if delivered, then on the day of delivery,

     (b) if mailed, on the earlier of the day of receipt and the 7th business day after the day of mailing, or

     (c) if sent by telex, telegram, facsimile or other similar form of written communication, on the first business day following the transmittal date.

     (d) if a notice is sent by mail and mail service is interrupted between the point of mailing and the destination by strike, slowdown, force majeure or other cause within three (3) days before or after the time of mailing, the notice will not be deemed to be received until actually received, and the party sending the notice will use any other service which has not been so interrupted or will deliver the notice in order to ensure prompt receipt.

BINDING EFFECT

7.6 This Agreement will enure to the benefit of and be binding upon the respective legal representatives and successors. This agreement is otherwise personal and non-assignable.

GOVERNING LAW

7.7 This Agreement will be interpreted under and is governed by the laws of the State of Pennsylvania for matters which cannot properly or lawfully be resolved by arbitration pursuant to Section 6.2, the courts of the State of Pennsylvania will have exclusive jurisdiction to entertain any action arising under this Agreement and the parties hereby attorn to the jurisdiction of those courts.

COUNTERPARTS

7.8 This Agreement and any other writing delivered pursuant to this Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement or such other writing had signed the same document and all counterparts will be construed together and will constitute one and the same instrument.

ENTIRE AGREEMENT

7.9 This Agreement constitutes the entire agreement between the parties in respect of the employment of Neefe by the Company for any matter and supersedes and replaces all prior negotiations, written or oral understandings, agreements made between the parties.

SURVIVAL OF TERMS

7.10 The provisions of Section 4.1, 4.2, 4.3, 4.7, 4.8, 4.9, 5.5, 5.6, 5.7,
5.8 and 5.9 shall survive the termination of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the day and year first above-written.

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STRESSGEN BIOTECHNOLOGIES, INC.

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Per:
    Authorized Signatory

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Signed, Sealed and Delivered by          )
JOHN R. NEEFE                            )
in the presence of:                      )
                                         )
                                         )
Witness                                  )   JOHN R. NEEFE
                                         )
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                                         )
Name                                     )
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Address                                  )

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